               INVESTMENT ADVISORY AGREEMENT

      AGREEMENT  made as of the 8th day of  November,  2002,
by  and  between  OPPENHEIMER  MULTI  CAP  VALUE  FUND  (the
"Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

      WHEREAS,   the  Fund  is  an   open-end,   diversified
management  investment  company  registered as such with the
Securities  and  Exchange   Commission  (the   "Commission")
pursuant  to  the  Investment   Company  Act  of  1940  (the
"Investment   Company   Act"),   and  OFI  is  a  registered
investment adviser;

      NOW,   THEREFORE,   in  consideration  of  the  mutual
promises and covenants  hereinafter  set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Fund hereby employs OFI and OFI hereby  undertakes
to act as the investment  adviser of the Fund and to perform for  the  Fund  such  other  duties  and  functions  as  are hereinafter set forth.  OFI shall,  in all matters,  give to the Fund and its Board of  Trustees  the benefit of its best judgment,  effort,  advice and recommendations and shall, at all times  conform  to,  and use its best  efforts to enable the Fund to conform to (i) the  provisions of the Investment
Company Act and any rules or  regulations  thereunder;  (ii)
any other  applicable  provisions  of state or federal  law;
(iii)  the  provisions  of  the  Declaration  of  Trust  and
By-Laws  of the Fund as  amended  from  time to  time;  (iv)
policies and  determinations of the Board of Trustees of the
Fund;   (v)  the   fundamental   policies   and   investment
restrictions  of the Fund as reflected  in its  registration statement  under  the  Investment  Company  Act  or as  such policies  may,  from time to time,  be amended by the Fund's shareholders;  and  (vi) the  Prospectus  and  Statement  of
Additional  Information  of the Fund in effect  from time to time.  The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for  consultation  with any of the  Trustees  and  officers of the Fund with respect to any matters  dealing with the business and affairs of the
Fund including the valuation of any of the Fund's  portfolio securities  which are either not  registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the  direction  and control
by the  Fund's  Board of  Trustees,  (i)  regularly  provide investment  advice  and  recommendations  to the  Fund  with respect  to its  investments,  investment  policies  and the
purchase   and   sale   of   securities;    (ii)   supervise
continuously  the  investment  program  of the  Fund and the composition of its portfolio and determine  what  securities shall be purchased or sold by the Fund;  and (iii)  arrange, subject to the  provisions of paragraph "7" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of  securities  and other  investments  held in the portfolio of the Fund.

      (b)  Provided  that the Fund shall not be  required to
pay any compensation  other than as provided by the terms of this  Agreement  and subject to the  provisions of paragraph
"7" hereof, OFI may obtain investment information,  research or assistance from any other person,  firm or corporation to supplement,  update  or  otherwise  improve  its  investment management services.

      (c) Provided  that  nothing  herein shall be deemed to
protect  OFI from  willful  misfeasance,  bad faith or gross negligence  in the  performance  of its duties,  or reckless
disregard   of  its   obligations   and  duties   under  the
Agreement,  OFI shall not be liable  for any loss  sustained by reason of good faith errors or  omissions  in  connection with any matters to which this Agreement relates.

      (d)  Nothing in this  Agreement  shall  prevent OFI or
any officer  thereof from acting as  investment  adviser for any other person,  firm or corporation  and shall not in any way limit or restrict OFI or any of its directors,  officers or employees from buying,  selling or trading any securities for its own  account  or for the  account of others for whom it or they may be  acting,  provided  that  such  activities
will  not   adversely   affect  or   otherwise   impair  the
performance by OFI of its duties and obligations  under this
Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise
the activities of all  administrative and clerical personnel
as  shall  be  required  to  provide   effective   corporate
administration  for the Fund,  including the compilation and maintenance  of such records with respect to its  operations as may reasonably be required;  the  preparation  and filing of such reports  with  respect  thereto as shall be required by the  Commission;  composition  of periodic  reports  with respect  to  its  operations  for  the  shareholders  of the
Fund;  composition  of proxy  materials  for meetings of the
Fund's    shareholders   and   the   composition   of   such
registration  statements  as  may  be  required  by  federal securities laws for continuous  public sale of shares of the
Fund. OFI shall,  at its own cost and expense,  also provide
the  Fund  with  adequate   office  space,   facilities  and
equipment.

4.    Allocation of Expenses.

      All other costs and expenses not expressly  assumed by
OFI  under  this  Agreement,  or to be paid  by the  General
Distributor of the shares of the Fund,  shall be paid by the
Fund, including,  but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums  for fidelity and other  insurance  coverage  requisite to its operations;
(iv) the fees and  expenses of its  Trustees;  (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)  expenses  incident  to the  issuance of its shares  against  payment  therefor  by or on  behalf  of the subscribers thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration  under federal  securities  laws of shares  of the Fund for  public sale; (x) expenses of printing and mailing reports,  notices and  proxy  materials  to  shareholders  of the  Fund;  (xi)
except as noted  above,  all other  expenses  incidental  to holding meetings of the Fund's shareholders;  and (xii) such
extraordinary   non-recurring   expenses   as   may   arise,
including  litigation  affecting the Fund and any obligation which  the Fund  may  have to  indemnify  its  officers  and
Trustees with respect thereto.  Any officers or employees of
OFI  or  any  entity  controlling,  controlled  by or  under common  control  with OFI,  who may also serve as  officers,
Trustees  or  employees  of the Fund shall not  receive  any compensation from the Fund for their services.

5.    Compensation of OFI.

      The Fund  agrees  to pay OFI and OFI  agrees to accept
as full  compensation  for the  performance of all functions and  duties  on its  part to be  performed  pursuant  to the
provisions   hereof,   a  management  fee  computed  on  the
aggregate  net  assets  of the Fund as of the  close of each business  day and payable  monthly at the  following  rates:
0.75% of the  first  $200  million  of  average  annual  net assets of the Fund,  0.72% of the next $200  million,  0.69%
of the next $200  million,  0.66% of the next $200  million, and 0.60% of  average  annual  net  assets in excess of $800 million.

6.    Use of Name "Oppenheimer."

      OFI  hereby   grants  to  the  Fund  a   royalty-free,
non-exclusive  license to use the name  "Oppenheimer" in the name of the Fund for the duration of this  Agreement and any extensions  or renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated  by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary  to change  its name and  discontinue  any further  use of the  name  "Oppenheimer"  in the name of the
Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection  with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a)  OFI  is  authorized,   in  arranging  the  Fund's
portfolio transactions,  to employ or deal with such members of securities or commodities exchanges,  brokers or dealers, including  "affiliated"  broker  dealers  (as  that  term is
defined  in  the   Investment   Company  Act)   (hereinafter
"broker-dealers"),  as may, in its best judgment,  implement the policy of the Fund to  obtain,  at  reasonable  expense, the "best execution"  (prompt and reliable  execution at the most  favorable  security  price  obtainable)  of the Fund's portfolio  transactions  as  well as to  obtain,  consistent with the provisions of subparagraph  "(c)" of this paragraph
"7," the benefit of such investment  information or research as may be of  significant  assistance to the  performance by
OFI of its investment management functions.

      (b) OFI shall  select  broker-dealers  to  effect  the
Fund's  portfolio  transactions on the basis of its estimate of their ability to obtain best  execution of particular and
related   portfolio   transactions.   The   abilities  of  a
broker-dealer   to  obtain  best   execution  of  particular
portfolio  transaction(s) will be judged by OFI on the basis
of  all  relevant  factors  and  considerations   including,
insofar as feasible,  the execution capabilities required by
the   transaction   or   transactions;   the   ability   and
willingness  of the  broker-dealer  to facilitate the Fund's portfolio  transactions by participating therein for its own account; the importance to the Fund of speed,  efficiency or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

      (c) OFI shall have  discretion,  in the  interests  of
the Fund,  to  allocate  brokerage  on the Fund's  portfolio
transactions   to   broker-dealers   other  than  affiliated
broker-dealers,  qualified to obtain best  execution of such transactions who provide  brokerage and/or research services
(as such  services  are  defined in Section  23(e)(3) of the
Securities  Exchange  Act of 1934) for the Fund and/or other
accounts   for  which  OFI  and  its   affiliates   exercise
"investment  discretion" (as that term is defined in Section
3(a)(35)  of the  Securities  Exchange  Act of 1934)  and to
cause the Fund to pay such  broker-dealers  a commission for effecting  a portfolio  transaction  for the Fund that is in excess of the  amount of  commission  another  broker-dealer adequately  qualified to effect such transaction  would have charged for effecting that  transaction,  if OFI determines, in  good  faith,  that  such  commission  is  reasonable  in relation  to the  value  of the  brokerage  and/or  research services provided by such broker-dealer,  viewed in terms of
either   that   particular   transaction   or  the   overall
responsibilities   of  OFI  and  its   investment   advisory
affiliates  with  respect to the  accounts  as to which they
exercise   investment    discretion.    In   reaching   such
determination,  OFI will not be required to place or attempt to place a specific  dollar  value on the  brokerage  and/or
research   services  provided  or  being  provided  by  such
broker-dealer.  In  demonstrating  that such  determinations were made in good faith,  OFI shall be prepared to show that
all   commissions    were   allocated   for   the   purposes
contemplated   by  this   Agreement   and  that  the   total
commissions  paid by the Fund over a  representative  period selected by the Fund's  trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI  shall  have no  duty  or  obligation  to seek
advance   competitive   bidding   for  the  most   favorable
commission  rate  applicable  to  any  particular  portfolio transactions or to select any  broker-dealer on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor  to be aware of the  current level  of the  charges  of  eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests  and  policies of the Fund as  established  by the determinations  of its Board of Trustees and the  provisions of this paragraph "7."

      (e)   The   Fund   recognizes   that   an   affiliated
broker-dealer  (i)  may  act as one  of the  Fund's  regular brokers so long as it is lawful  for it so to act;  (ii) may be a major  recipient of brokerage  commissions  paid by the
Fund; and (iii) may effect  portfolio  transactions  for the
Fund  only if the  commissions,  fees or other  remuneration
received  or  to  be  received  by  it  are   determined  in
accordance  with   procedures   contemplated  by  any  rule,
regulation  or order adopted  under the  Investment  Company
Act  for   determining   the   permissible   level  of  such
commissions.

      (f)  Subject  to  the  foregoing  provisions  of  this
paragraph  "7", OFI may also  consider  sales of Fund shares and shares of other investment  companies  managed by OFI or
its   affiliates   as  a   factor   in  the   selection   of
broker-dealers for the Fund's portfolio transactions.

8.    Duration.

      This  Agreement will take effect on the date first set
forth  above.   Unless   earlier   terminated   pursuant  to
paragraph 9 hereof,  this  Agreement  shall remain in effect until  two  years  from the date of  execution  hereof,  and thereafter  will  continue in effect  from year to year,  so
long  as  such  continuance   shall  be  approved  at  least
annually  by the Fund's  Board of  Trustees,  including  the vote of the  majority  of the  trustees  of the Fund who are not parties to this  Agreement or  "interested  persons" (as defined in the  Investment  Company  Act) of any such party, cast in  person  at a  meeting  called  for the  purpose  of voting on such  approval,  or by the holders of a "majority"
(as  defined  in  the   Investment   Company   Act)  of  the
outstanding  voting  securities  of the  Fund  and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This  Agreement  may be  terminated  (i) by OFI at any
time  without  penalty  upon  giving  the Fund  sixty  days'
written notice (which notice may be waived by the Fund);  or
(ii) by the  Fund at any time  without  penalty  upon  sixty days'  written  notice to OFI (which notice may be waived by
OFI)  provided  that such  termination  by the Fund shall be directed  or  approved  by the vote of a majority  of all of the  Trustees  of the Fund  then in office or by the vote of the holders of a  "majority"  (as defined in the  Investment
Company Act) of the  outstanding  voting  securities  of the
Fund.

10.   Assignment or Amendment.

      This   Agreement  may  not  be  amended   without  the
affirmative  vote or  written  consent  of the  holders of a
"majority"  of  the  outstanding  voting  securities  of the
Fund, and shall  automatically and immediately  terminate in the event of its  "assignment," as defined in the Investment
Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that  the  obligations  of the  Fund
under this  Agreement  are not  binding  upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  OFI represents that it has notice of the  provisions of the  Declaration  of Trust of the Fund disclaiming  shareholder  liability for acts or  obligations of the Fund.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be
interpreted  and  defined  in a manner  consistent  with the provisions and definitions of the Investment Company Act.

                                    OPPENHEIMER MULTI CAP VALUE FUND

                                        /s/ Robert G. Zack
                                    By:___________________________________
                                        Robert G. Zack,  Secretary

                                    OPPENHEIMERFUNDS, INC.

                                  /s/   Katherine   P. Feld
                                    By:___________________________________
                                        Katherine P. Feld
                                        Vice President